Exhibit 99.1

Date: February 2, 2016	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, February 2, 2016 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and nine months ended December 31, 2015. Revenues for the quarter ended December 31, 2015 were $124 million and were $122 million in the same quarter of the prior year. Earnings per share for the quarter ended December 31, 2015 were $0.34 and were $0.33 for the same quarter of the prior year.

Revenues for the nine months ended December 31, 2015 were $375 million and were $370 million for the same nine month period of the prior year. Earnings per share for the nine months ended December 31, 2015 were $1.09, and were $1.10 in the same nine month period of the prior year.

The Company is continuing its strategy of long term investments in systems infrastructure and information technology. The ongoing development of its claims management platform improves access speeds and enhances the user experience, which can be an advantage in a highly competitive marketplace. The Company also continues to streamline product lines through the consolidation of operational functions to maximize effectiveness for enhanced service delivery.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-

looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and September 30, 2015. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results – Income Statement

Quarters Ended December 31, 2014 and 2015 (unaudited)

Quarter Ended	December 31, 2014	December 31, 2015
Revenues	122,352,000	123,891,000
Cost of revenues	98,224,000	98,659,000

Gross profit	24,128,000	25,232,000

General and administrative	13,834,000	14,501,000

Income from operations	10,294,000	10,731,000

Income tax expense	3,462,000	4,040,000

Net income	6,832,000	6,691,000

Earnings Per Share:
Basic	$0.33	$0.34
Diluted	$0.33	$0.34
Weighted Shares
Basic	20,599,000	19,673,000
Diluted	20,786,000	19,852,000

CorVel Corporation

Quarterly Results – Income Statement

Nine Months Ended December 31, 2014 and 2015 (unaudited)

Six months ended	December 31, 2014	December 31, 2015
Revenues	370,430,000	375,290,000
Cost of revenues	293,135,000	297,191,000

Gross profit	77,295,000	78,099,000

General and administrative	40,789,000	42,672,000

Income from operations	36,506,000	35,427,000

Income tax expense	13,492,000	13,568,000

Net income	23,014,000	21,859,000

Earnings Per Share:
Basic	$1.11	$1.10
Diluted	$1.10	$1.09

Weighted Shares
Basic	20,784,000	19,908,000
Diluted	21,015,000	20,083,000

CorVel Corporation

Quarterly Results – Condensed Balance Sheet

March 31, 2015 (audited) and December 31, 2015 (unaudited)

	March 31, 2015		December 31, 2015
Cash		25,516,000		26,504,000
Customer deposits		17,319,000		23,922,000
Accounts receivable, net		57,537,000		55,877,000
Prepaid expenses and taxes		11,675,000		6,696,000
Deferred income taxes		7,181,000		7,772,000
Property, net		56,299,000		53,612,000
Goodwill and other assets		43,227,000		44,197,000

Total		218,754,000		218,580,000

Accounts and taxes payable		15,770,000		11,613,000
Accrued liabilities		58,318,000		62,163,000
Deferred tax liability		16,743,000		16,743,000
Paid in capital		123,443,000		128,500,000
Treasury stock	–	360,278,000	–	387,056,000
Retained earnings		364,758,000		386,617,000

Total		218,754,000		218,580,000